Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-260076) on Form S-3, (No. 333-248652) on Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 and (No. 333-254074) on Form S-8 of our report dated March 13, 2020, with respect to the consolidated financial statements of Amalgamated Bank and subsidiaries, which report appears in the December 31, 2021 annual report on Form 10-K of Amalgamated Financial Corp.

/s/ KPMG LLP

New York, New York
March 11, 2022